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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  D.R. Horton
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  D.R. Horton
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         [DR Horton Logo Appears Here]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, January 25, 2001

Fellow Stockholders of D.R. Horton, Inc.:

   You are invited to attend the 2001 Annual Meeting of Stockholders of D.R. Horton, Inc. It will be held at our corporate offices, 1901 Ascension Blvd., Suite 100, Arlington, Texas, on Thursday, January 25, 2001, at 9:30 a.m., central standard time, for the following purposes:

  . Elect ten directors.

  . Consider and vote on an amendment to the Company's 1991 Stock Incentive
    Plan to increase the total number of shares authorized for issuance thereunder by 1,000,000 shares.

  . Conduct other business properly brought before the meeting.

   Only stockholders of record at the close of business on November 30, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof.

   While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. A form of proxy on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

   If you desire any additional information concerning the meeting or the matters to be acted upon at the meeting, we would be glad to hear from you.

                                          Sincerely,

                                                  /s/ Donald R. Horton
                                          ------------------------------------
                                          Donald R. Horton
                                          Chairman of the Board

Arlington, Texas
December 13, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
NOTICE OF MEETING.........................................................   i
GENERAL...................................................................   1
  Time, Place and Purposes of Meeting.....................................   1
  Solicitation of Proxies.................................................   1
  Revocation and Voting of Proxies........................................   1
  Outstanding Shares And Voting Rights....................................   1
  Quorum Requirement......................................................   2
  Vote Required...........................................................   2
ELECTION OF DIRECTORS.....................................................   2
  Nominees for Director...................................................   3
  Other Executive Officers................................................   4
STOCK INCENTIVE PLAN AMENDMENT............................................   5
  General.................................................................   5
  Option Rights...........................................................   6
  Appreciation Rights.....................................................   6
  Restricted Stock........................................................   7
  Performance Units.......................................................   7
  Performance Shares......................................................   7
  Administration and Amendments...........................................   8
  Accounting Treatment....................................................   8
  Federal Income Tax Consequences.........................................   8
  Plan Benefits...........................................................  10
  Copy of Plan............................................................  11
BENEFICIAL OWNERSHIP OF COMMON STOCK......................................  12
  Management..............................................................  12
  Certain Other Beneficial Owners.........................................  13
EXECUTIVE COMPENSATION....................................................  14
  Summary Compensation Table..............................................  14
  Option/SAR Grants in Last Fiscal Year...................................  15
  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
   Option/SAR Values......................................................  15
  Compensation of Directors...............................................  15
  Transactions with Management............................................  15
  Compensation Committee Interlocks and Insider Participation.............  16
  Committee Report on Executive Compensation..............................  16
  Stock Performance.......................................................  19
MEETINGS AND COMMITTEES OF THE BOARD......................................  20
  Audit Committee Report..................................................  20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................  21
INDEPENDENT PUBLIC ACCOUNTANTS............................................  21
STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING...........................  21
OTHER MATTERS.............................................................  22
APPENDIX A--AUDIT COMMITTEE CHARTER ...................................... A-1

                               D.R. Horton, Inc.
                              1901 Ascension Blvd.
                                   Suite 100
                             Arlington, Texas 76006

                                PROXY STATEMENT
                                      For
                         ANNUAL MEETING OF STOCKHOLDERS

                                January 25, 2001

                                    GENERAL

Time, Place and Purposes of Meeting

   The 2001 Annual Meeting of Stockholders of D.R. Horton, Inc. (the "Company") will be held on Thursday, January 25, 2001, at 9:30 a.m., central standard time, at the Company's corporate offices, 1901 Ascension Blvd., Suite 100, Arlington, Texas (the "Annual Meeting"). The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached.

Solicitation of Proxies

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. The Company expects that this Proxy Statement and the accompanying form of proxy will first be mailed to each stockholder of record on or about December 13, 2000. The cost of this solicitation will be paid by the Company. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of the Company may make solicitations by telephone, telegraph, e-mail or personal interview, and may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. The Company will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Revocation and Voting of Proxies

   A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with the Company a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted for the nominees for election of directors set forth elsewhere herein (see "ELECTION OF DIRECTORS"), for approval of the amendment to the D.R. Horton, Inc. 1991 Stock Incentive Plan (see "STOCK INCENTIVE PLAN AMENDMENT") and, at the discretion of the proxy holders, on all other matters properly brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares And Voting Rights

   November 30, 2000 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. There were 67,505,329 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding on that date, excluding 2,589,200 shares held by the Company. The shares held by the Company are not entitled to vote and are not counted for quorum purposes. On any matter submitted to a stockholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock registered in his or her name on the books of the Company as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of the Company set forth above for at least ten days before the meeting.

Quorum Requirement

   The Company's Bylaws provide that if the holders of a majority of the issued and outstanding shares of Common Stock are present in person or represented by proxy and entitled to vote, there will be a quorum. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists.

Vote Required

   The vote of a plurality of the shares held by persons present at the meeting in person or by proxy is required for the election of directors. This means that the ten nominees who receive the highest number of votes will be elected. Approval of the proposed amendment to the Stock Incentive Plan requires the affirmative vote of the holders of a majority of the Common Stock which has voting power present in person or represented by proxy at the Annual Meeting. An abstention from voting on a matter, other than the election of directors, by a stockholder present in person, or represented by proxy, at the Annual Meeting will have the same legal effect as a vote against the matter; and broker non-votes (i.e. when a broker does not have authority to vote on a specific matter) will have no effect with respect to the matter.

                             ELECTION OF DIRECTORS

   Pursuant to the Bylaws of the Company, the Board of Directors has fixed the number of directors at ten and nominated the persons set forth below for election as directors of the Company at the Annual Meeting. All of the nominees are currently serving as directors of the Company.

   Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be voted for each of the persons named below as nominees for election as directors. The nominees receiving a plurality of the votes cast will be elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxy holders in their discretion for another person. The Board of Directors has no reason to believe that any nominee named will not be able to serve as a director for his or her prescribed term.

   According to the Bylaws of the Company, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of the Company not less than thirty calendar days prior to the date of the originally scheduled meeting. However, if less than forty calendar days' notice or prior public disclosure of the date of the meeting is given by the Company, notice of such nomination must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the Annual Meeting.

Nominees for Director

   The following is a summary of certain information regarding the nominees for election as directors.

                           Director      Principal Occupation and Business
         Name          Age  Since                    Experience
         ----          --- -------- -------------------------------------------
 Donald R. Horton..... 50    1991   Mr. Horton has been Chairman of the Board
                                    of the Company since it was formed in July
                                    1991, and he was its President from July
                                    1991 until November 1998. He has been
                                    involved in the real estate and
                                    homebuilding industries since 1972, and he
                                    was the sole or principal shareholder,
                                    director and president of each of the
                                    Company's predecessor companies since their
                                    respective organization, which date from
                                    1978 to 1990. Donald R. Horton is the
                                    brother of Terrill J. Horton and the nephew
                                    of Richard L. Horton.
 Bradley S. Anderson.. 39    1998   Mr. Anderson is a Senior Vice President of
                                    CB Richard Ellis, Inc., an international
                                    real estate brokerage company, and he has
                                    had various positions in Phoenix, Arizona
                                    with its predecessor, CB Commercial Real
                                    Estate Group, Inc., since January 1987. He
                                    served as Interim Chairman of the Board of
                                    Continental Homes Holding Corp. from
                                    October 1997 through April 1998, when it
                                    merged into the Company, and he became a
                                    director of the Company.
 Richard Beckwitt..... 41    1993   Mr. Beckwitt is the owner and a principal
                                    of EVP Capital, L.P., a general partner of
                                    Encore Venture Partners II (Texas), L.P., a
                                    venture capital affiliate through which the
                                    Company invests in technology start-up and
                                    emerging growth companies. He was an
                                    Executive Vice President of the Company
                                    from March 1993 until November 1998. From
                                    July 1996 until November 1998, Mr. Beckwitt
                                    also was President of the Company's
                                    Investments Division. From November 1998 to
                                    March 2000, he was President of the
                                    Company. From 1986 to 1993, Mr. Beckwitt
                                    worked in the Mergers and Acquisitions and
                                    Corporate Finance Departments at Lehman
                                    Brothers Inc., specializing in the
                                    homebuilding and building products
                                    industries.
 Samuel R. Fuller..... 57    2000   Mr. Fuller is Executive Vice President,
                                    Treasurer and Chief Financial Officer of
                                    the Company. He has been an employee of the
                                    Company since 1992. He was promoted to
                                    Controller in 1995, and from Controller to
                                    Executive Vice President, Treasurer and
                                    Chief Financial Officer in 2000. Prior to
                                    1992 Mr. Fuller served for twelve years as
                                    Senior Vice President and General Auditor
                                    of Texas American Bancshares, Inc., a Fort
                                    Worth, Texas based commercial bank holding
                                    company.
 Richard I. Galland... 84    1992   Mr. Galland is an attorney. He was formerly
                                    the Chief Executive Officer and Chairman of
                                    the Board of Fina, Inc., a director of
                                    First RepublicBank Corporation and Of
                                    Counsel to the law firm of Jones, Day,
                                    Reavis & Pogue. Mr. Galland is currently
                                    serving as a director of Associated
                                    Materials, Inc.
 Richard L. Horton.... 57    1992   From May 1985 until September 1997, Mr.
                                    Horton was Vice President in charge of the
                                    Company's Dallas-Fort Worth East Division.
                                    Since September 1997, he has been retired.
                                    Richard L. Horton is the uncle of Donald R.
                                    Horton and Terrill J. Horton.

                         Director
        Name         Age  Since    Principal Occupation and Business Experience
        ----         --- -------- ---------------------------------------------
 Terrill J. Horton.. 52    1992   From September 1981 until September 1997, Mr.
                                  Horton was Vice President in charge of one of
                                  the two former sales divisions that now form
                                  the Company's Dallas-Fort Worth North
                                  Division. Since September 1997, he has been
                                  retired. Terrill J. Horton is the brother of
                                  Donald R. Horton and the nephew of Richard L.
                                  Horton.
 Francine I. Neff... 75    1992   Since 1979, Ms. Neff has been Vice President
                                  of NETS, Inc., a privately-owned investment
                                  company, and a partner in EVEN Resources, a
                                  privately-owned consulting service and
                                  investment company. Ms. Neff was formerly
                                  Treasurer of the United States and National
                                  Director of the U.S. Savings Bonds division
                                  of the U.S. Department of Treasury.
 Scott J. Stone..... 49    1992   Mr. Stone was a Vice President in charge of
                                  various divisions of the Company from 1988 to
                                  1994, and was Vice President--Eastern Region
                                  of the Company from August 1994 to September
                                  30, 1996. Since October 1996, Mr. Stone has
                                  been active in personal investments, has
                                  acted as a consultant to the Company and has
                                  served as an interim Division Manager for
                                  various divisions from time to time during
                                  this period.
 Donald J. Tomnitz.. 52    1995   Mr. Tomnitz is Vice Chairman, President and
                                  Chief Executive Officer of the Company. He
                                  was a Vice President in charge of various
                                  divisions of the Company from 1983 until he
                                  was elected Vice President--Western Region of
                                  the Company in August 1994. From July 1996
                                  until November 1998, Mr. Tomnitz was
                                  President of the Company's Homebuilding
                                  Division; in January 1998 he was elected an
                                  Executive Vice President of the Company; in
                                  November 1998 he was elected Vice Chairman
                                  and Chief Executive Officer of the Company;
                                  and in March 2000, he became President as
                                  well. Mr. Tomnitz previously was a Captain in
                                  the U.S. Army, a Vice President of
                                  RepublicBank of Dallas, N.A., and a Vice
                                  President of Crow Development Company, a
                                  Trammell Crow Company.

   On November 14, 1996, Mr. Beckwitt settled an investigation by the Securities and Exchange Commission in connection with his purchase of stock of an unaffiliated corporation in September 1994. Without admitting or denying the allegations, Mr. Beckwitt consented to a final judgment announced that day enjoining him from violating Sections 10(b) and 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and rules 10b-5 and 14e-3 thereunder, and providing for his payment of the alleged profit and a civil penalty. Mr. Beckwitt advised the Company that he believed it was in his best interest to resolve the matter without litigation in order to avoid additional cost and distraction.

Other Executive Officers

   Stacey H. Dwyer, age 34, is an Executive Vice President of the Company and is in charge of investor relations for the Company. She has been an employee of the Company since 1991. She was promoted from Assistant Secretary to Assistant Vice President in 1998, and from Assistant Vice President to Executive Vice President in 2000. Prior to 1991, Ms. Dwyer was an auditor for Ernst & Young.

                         STOCK INCENTIVE PLAN AMENDMENT

   On November 9, 2000, the Board of Directors adopted and approved, subject to the approval of the Company's stockholders, an amendment (the "Amendment") to, and restatement of, the D.R. Horton, Inc. 1991 Stock Incentive Plan (the "Stock Incentive Plan") that would increase the total number of shares of Common Stock that may be issued or delivered pursuant to the Stock Incentive Plan by 1,000,000 shares from 6,419,273 shares to 7,419,273 shares. The number of shares of Common Stock that currently may be issued pursuant to future Awards under the Stock Incentive Plan is 239,472. Approval of the Amendment by the Company's stockholders would increase this number to 1,239,472 shares. The numbers of shares subject to options, as stated throughout this Proxy Statement, are adjusted pursuant to the antidilution provisions of the Stock Incentive Plan to reflect the effects of various stock dividends.

   The Board of Directors believes that the attraction and retention of qualified officers, directors and key employees is essential to the Company's continued growth and success and that the grant of stock options to such individuals is necessary for the Company to remain competitive in its compensation practices. In order to continue to provide necessary incentives to officers, directors and key employees, particularly in light of the Company's recent growth, the Board of Directors has approved the Amendment, which will become effective upon the approval of the Company's stockholders.

General

   To date, the only awards granted under the Stock Incentive Plan have been nonqualified stock options; however, the Stock Incentive Plan authorizes the granting of all of the following types of benefits:

  . Stock options ("Option Rights"), which may be either incentive stock options ("ISOs"), nonqualified stock options or a combination thereof, and which permit an optionee to benefit from increases in the value of the Common Stock above a predetermined option price.

  . Stock appreciation rights ("Appreciation Rights"), which provide an alternative means of realizing the benefits arising from Option Rights or from increases in the value of the Common Stock above the value at the time of grant of the Appreciation Rights.

  . Awards of restricted stock ("Restricted Stock"), which enable a grantee or purchaser of Restricted Stock to earn over a specified period of time shares of the Common Stock which he or she has acquired at a price below the value of the Common Stock at the time of acquisition or without payment.

  . Performance units ("Performance Units"), which enable a grantee to earn cash awards by achievement of predetermined Management Objectives (described below).

  . Performance shares ("Performance Shares"), which enable a grantee to earn awards of the Common Stock or other securities of the Company by achievement of predetermined Management Objectives.

These benefits are referred to collectively herein as "Awards." All officers, directors, key employees, agents and consultants of the Company are eligible to receive Awards under the Stock Incentive Plan. No Option Right, Appreciation Right, Performance Unit or Performance Share Award is transferable by a participant other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974. Option Rights and Appreciation Rights are exercisable during the participant's lifetime only by the participant or his or her guardian or legal representative. The Stock Incentive Plan does not provide for any limit to the amount of any Award or Awards to any one participant or any period during which the Awards must be granted.

   The total number of shares of Common Stock (and stock of any other class of the Company hereafter authorized) that currently may be issued or delivered pursuant to future Awards under the Stock Incentive Plan is 239,472. Approval of the Amendment by the Company's stockholders would increase this number to

1,239,472 shares. Any shares of Common Stock which are subject to Option Rights or Appreciation Rights or are awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under the Stock Incentive Plan. The Stock Incentive Plan also provides that the Board of Directors may make adjustments in such number of shares, and outstanding Awards under the Stock Incentive Plan, to prevent dilution or enlargement of rights of participants in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the capital structure of the Company, mergers, consolidations, spin-offs, reorganizations, issuances of rights or warrants and other similar changes. At December 4, 2000, the closing price for the Common Stock quoted on the New York Stock Exchange was $18.5625 per share.

Option Rights

   Option Rights may be granted under the Stock Incentive Plan entitling the optionee to purchase shares of Common Stock at a price equal to not less than 50% of the market value per share on the date of grant. The Company has granted substantially all if not all options granted under the Stock Incentive Plan at the closing market price on the date of grant. The option price will be payable at the time of exercise in cash or by check, by the transfer to the Company of shares of Common Stock having an aggregate market value per share at the time of exercise equal to the aggregate option price or by a combination of such methods. A grant of Option Rights may provide for deferred payment of the option price from the proceeds of sale through a broker on the exercise date of some or all of the shares to which such exercise relates. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised.

   No Option Right shall be exercisable more than 10 years from the date of grant. Each grant of Option Rights must specify the required period or periods of continuous service by the optionee with the Company and/or the Management Objectives to be achieved before the Option Rights, or installments thereof, will become exercisable.

   Option Rights may constitute (i) options that are intended to qualify under particular provisions of the Code (under current law, these would be ISOs),
(ii) options that are not intended to so qualify, or (iii) a combination of the foregoing.

   Management objectives ("Management Objectives") may be described either in terms of Company-wide objectives, objectives that are related to performance of the division, department or function within the Company in which the participant is employed, or in other terms and shall relate to a specified period of time (the "Performance Period") established by the committee which administers the Stock Incentive Plan (the "Administrative Committee"). The Administrative Committee may adjust any Management Objective if, in its sole judgment, events or transactions have occurred that are unrelated to the participant's performance and result in a distortion of the Management Objectives.

Appreciation Rights

   Appreciation Rights would permit the holder to receive the difference between the market value of the shares of Common Stock subject to the Appreciation Rights on the exercise date of the Appreciation Rights and the grant price of the Appreciation Rights. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights.

   The holder of an Appreciation Right is entitled to receive from the Company upon exercise of the Appreciation Right an amount equal to 100%, or such lesser percentage as the Administrative Committee may determine, of the spread between the grant price of the Appreciation Right (which will be the same as the option price of any Option Right granted in tandem with the Appreciation Right and may not be less than 50% of the market value per share of the Common Stock on the date of grant) and the market value of the shares of the Common Stock subject to the Appreciation Right being exercised. An Appreciation Right granted in tandem with an Option Right may be exercised only by surrender of the related Option Right.

   Each grant of Appreciation Rights under the Stock Incentive Plan must specify the required period or periods of continuous service by the holder thereof with the Company and/or the Management Objectives to be achieved before the Appreciation Rights, or portions thereof, will become exercisable. No Appreciation Right granted in tandem with an Option Right may be exercisable except at a time at which that Option Right is exercisable. The Administrative Committee may authorize the grant of Appreciation Rights under the Stock Incentive Plan in accordance with the following additional provisions:

  . Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, in other securities of the Company or in any combination thereof, as determined by the Administrative Committee in its sole discretion at the time of payment.

  . Any grant may specify that the amount payable by the Company upon exercise of an Appreciation Right may not exceed a maximum specified by the Administrative Committee at the date of grant.

   Appreciation Rights may include such other terms and provisions, consistent with the Stock Incentive Plan, as the Administrative Committee may approve.

Restricted Stock

   A grant of Restricted Stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. Such transfer may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share of the Common Stock at the date of grant, as the Administrative Committee may determine.

   Restricted Stock will be subject, for a period of time to be determined by the Administrative Committee at the date of grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. An example would be a provision that the Restricted Stock would be forfeited if the participant ceased to serve the Company as a director, officer, key employee, agent or consultant during a specified period. In order to enforce these forfeiture provisions, the transferability of Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Administrative Committee for the period during which the forfeiture provisions remain in effect.

Performance Units

   Performance Units represent the right of a participant to receive a payment per Performance Unit upon achievement of specified Management Objectives. A minimum acceptable level of achievement (the "Minimum Achievement Level") also will be established. If by the end of the specified Performance Period the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Units. If the participant has not achieved the Management Objectives but has attained or exceeded the Minimum Achievement Level, the participant will be deemed to have partly earned the Performance Units (such part may be determined in accordance with a formula for determining the amount of the payment if performance is between the Minimum Achievement Level and the Management Objectives). To the extent earned, Performance Units will be paid to the participant at the time and in the manner determined by the Administrative Committee. Payment may be made in cash, in shares of Common Stock, in other securities of the Company or in any combination thereof, as determined by the Administrative Committee in its sole discretion.

Performance Shares

   A participant may be granted any number of Performance Shares that will be delivered to the participant upon achievement of specified Management Objectives. A Minimum Achievement Level will also be specified. If by the end of the Performance Period the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Shares. If the participant has not achieved the Management Objectives but has attained or exceeded the Minimum Achievement Level, the participant will be deemed to have partly earned the Performance Shares (such part may be determined in accordance with a formula for determining the number of Performance Shares earned if performance is between the Minimum Achievement Level and the Management Objectives). To the extent earned, Performance Shares will be delivered to the participant at the time and in the manner determined by the Administrative Committee. In lieu of shares of Common Stock, a participant may receive cash, other securities of the Company or a combination thereof, as determined by the Administrative Committee in its sole discretion.

Administration and Amendments

   The Stock Incentive Plan is administered by the Administrative Committee, which at all times consists of not less than two directors appointed by the Board of Directors, each of whom will be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act. The duties of the Administrative Committee are performed by the Compensation Committee of the Board of Directors, which currently consists of Mr. Galland, Ms. Neff and Mr. Anderson. The Administrative Committee is authorized to select eligible participants, grant Awards, and interpret the Stock Incentive Plan and related agreements, notifications and other documents. The Stock Incentive Plan also gives authority to the Chairman of the Board of the Company to administer the plan with respect to matters relating solely to participants who are not executive officers, but only to the extent that this authority would not disqualify the plan from reliance on the exemption provided by Rule 16b-3.

   The Stock Incentive Plan may be amended from time to time by the Board of Directors, but may not be amended by the Board without further approval by the stockholders of the Company if such amendment would result in the plan no longer satisfying the requirements of Rule 16b-3.

Accounting Treatment

   The Company has elected to follow Accounting Principles Board Opinion No. 25 in accounting for its stock options. The exercise price of the Company's stock options has equaled the market price of the underlying stock on the date of grant, and therefore no compensation expense has been recognized. Appreciation Rights and Performance Units will require a charge against income of the Company each year representing the appreciation in the value of such benefits which it is anticipated will be exercised or paid. In the case of Appreciation Rights, such charge is based on the excess of the current market price of the Common Stock over the grant price of the Appreciation Rights. In the case of Performance Units, such charge is based on the dollar amount expected to be paid at the end of the Performance Period. Restricted Stock Awards will require a charge against income equal to the fair market value (as defined in the Stock Incentive Plan) of the shares at the time of award less the amount, if any, paid by the grantee. Such charge is spread over the earnout period for such Restricted Stock. Performance Shares will require a charge against income that, depending on the terms of the Award of Performance Shares, will be similar to the charge required with respect to Restricted Stock.

Federal Income Tax Consequences

   Nonqualified Option Rights and Appreciation Rights. Generally, a participant will not recognize income upon the grant of a nonqualified Option Right or an Appreciation Right; instead, the holder of a nonqualified Option Right or an Appreciation Right will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the option price (the "Spread"). Upon a subsequent sale of the shares received upon exercise, the difference between the net proceeds of sale and the fair market value of the shares on the date of exercise will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period).

   ISOs. A participant will not recognize income upon the grant of an ISO. In addition, a participant will not recognize income upon the exercise of an ISO if the participant satisfies certain employment and holding period requirements. To satisfy the employment requirement, a participant must exercise the option not later than three months after he or she ceases to be an employee of the Company (one year if he or she is disabled) unless he or she has died. To satisfy the holding period requirement, a participant must hold the optioned stock more than two years from the grant of the Option Right and more than one year after the transfer of the stock to him or her. If these requirements are satisfied, on the sale of such stock, the participant will be taxed on any gain, measured by the difference between the option price and the net proceeds of sale, generally at long-term capital gains rates.

   If shares of Common Stock acquired upon the timely exercise of an ISO are sold, exchanged, or otherwise disposed of without satisfying the holding period requirement (a "disqualifying disposition"), the participant will, in the usual case, recognize ordinary income at the time of disposition equal to the amount of the Spread. Upon a disqualifying disposition that constitutes a sale or exchange with respect to which any loss (if sustained) would be recognized, the amount includible in ordinary income will be limited to the excess, if any, of the net amount realized on the sale or exchange over the exercise price. In general, such a disposition is a transaction with an unrelated third party that is not subject to the wash-sale provisions of the Code.

   Individuals are subject to an alternative minimum tax ("AMT") based upon an expanded tax base to the extent such tax exceeds the regular tax liability. The AMT is imposed at up to a 28% rate on alternative minimum taxable income in excess of an exemption amount. Alternative minimum taxable income generally is the taxpayer's taxable income, increased or decreased by certain adjustments and increased by certain preferences. ISOs are generally treated for AMT purposes in a manner similar to the regular tax treatment of nonqualified stock options. Thus, for example, for AMT purposes, upon the exercise of an ISO, the amount of the Spread will be included in alternative minimum taxable income, and the basis of the stock will equal its fair market value when the option is exercised. The annual $45,000 AMT exemption ($33,750 for single taxpayers and $22,500 for married taxpayers filing separately) is phased out at a rate of 25 cents on the dollar for AMT income in excess of $150,000 ($112,500 for single taxpayers and $75,000 for married taxpayers filing separately). A tax credit may be available in a subsequent taxable year for some or all of any AMT paid.

   Option Rights otherwise qualifying as ISOs will be treated as nonqualified stock options to the extent that the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all of the Company's plans and any of its subsidiaries' plans) exceeds $100,000 based on the fair market value of the stock at the date of grant.

   Restricted Stock. A participant will not recognize income upon the receipt of Restricted Stock. If the participant makes a Section 83(b) Election (defined below), however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares (determined without regard to the restrictions imposed by the Stock Incentive Plan) at the time of transfer over any amount paid by the participant therefor; and on sale of such stock, the difference between the fair market value at the time of transfer and the net proceeds of sale will generally be taxed as capital gain or loss. If a participant makes a Section 83(b) Election with respect to Common Stock that is subsequently forfeited, he or she will not be entitled to deduct any amount previously included in income by reason of such election. If a participant does not make a Section 83(b) Election, the participant will recognize ordinary income in the year or years in which the restrictions terminate, in an amount equal to the excess, if any, of the fair market value of such shares on the date the restrictions expire or are removed over any amount paid by the participant therefor. If a Section 83(b) Election has not been made, any dividends received with respect to Common Stock subject to restrictions will be treated as additional compensation income and not as dividend income.

   Performance Shares and Performance Units. A participant will not recognize income upon the award of Performance Shares or Performance Units. In general, the participant will recognize ordinary income at the time property is transferred in payment of such Performance Shares or Performance Units in an amount equal to the aggregate amount of cash and the fair market value of the Common Stock and any other Company securities received therefor. Upon a subsequent sale of Common Stock or any other Company securities received in payment of Performance Shares or Performance Units, any excess of the net proceeds of sale over the fair market value of the Common Stock or other Company securities on the date of receipt will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period).

   Special Rules Applicable to Insiders. Section 83 of the Code applies to the transfer of property (including stock) as compensation for personal services.
Section 83 provides for deferral of taxation so long as the person's rights in the property are subject to a substantial risk of forfeiture and are not transferable. In the case of participants who are directors and officers of the Company subject to Section 16(b) of the Exchange Act ("Insiders"), the deferral provided by Section 83 generally will apply so long as the sale of stock received under the Stock Incentive Plan could subject the Insider to suit under
Section 16(b) (the "Section 16(b) Deferral"). The effect of the Section 16(b) Deferral is to postpone valuation and taxation of the stock received until
Section 16(b) becomes inapplicable, resulting probably in an increase or decrease in the amount of ordinary income ultimately recognized by the participant due to fluctuations in the value of the stock during the Section 16(b) Deferral period.

   The Section 16(b) Deferral, if applicable, can be avoided if the Insider makes an election (a "Section 83(b) Election"), to the extent such Section 83(b) Election is otherwise available, and within 30 days after the transfer of the stock to him or her, to have such stock taxed as ordinary income at its fair market value on the date of transfer less the amount, if any, paid by him or her. Any such election is irrevocable except with the consent of the IRS.

   General Matters. The maximum statutory tax rate applicable to ordinary income is generally 39.6%, while the maximum statutory tax rate applicable to net capital gains is generally 20%.

   The Company will be entitled to a tax deduction corresponding in amount and time to the employee's recognition of ordinary income in the circumstances described above, provided, among other things, that such deduction meets the test of reasonableness; is an ordinary and necessary business expense; does not constitute "applicable employee remuneration" in excess of $1,000,000 paid to one of the top five officers for Securities and Exchange Commission proxy statement disclosure purposes (excluding certain performance-based compensation, stock options, and benefits under certain plans adopted before February 17, 1993), all within the meaning of Section 162(m) of the Code; and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

Plan Benefits

   To date, the only Awards under the Stock Incentive Plan have been nonqualified stock options. The following table lists the nonqualified stock options granted, from adoption of the Stock Incentive Plan in 1991 through November 30, 2000, to the executive officers named in the Summary Compensation Table, all current executive officers as a group (4 persons), all current directors who are not executive officers as a group (7 persons), each nominee for election as a director, each associate of any such director, executive officer or nominee, each other person who has received more than five percent of the 7,419,273 shares to be authorized under the Stock Incentive Plan, and all employees, including current officers who are not executive officers, as a group (249 persons). The number of shares set forth in the table has been adjusted to reflect the additional shares received in various stock dividends as to options which were outstanding and not previously exercised at the time of the dividends.

                                                                     Number of
 Name                          Title                                  Shares
 ----                          -----                                 ---------
 Current executive officers:
 Donald R. Horton*...........  Chairman of the Board                       -0-
                               Vice Chairman, President & Chief
 Donald J. Tomnitz*..........  Executive Officer                       540,584
 Samuel R. Fuller*...........  Executive Vice President, Treasurer
                               & Chief Financial Officer                60,275
 Stacey H. Dwyer.............  Executive Vice President                 60,536
                                                                     ---------
 Current executive officers,
  as a group.................                                          661,395
 Current directors who are
  not executive officers:
 Bradley S. Anderson*........                                              -0-
 Richard Beckwitt*...........                                          566,603
 Richard I. Galland*.........                                            5,450
 Richard L. Horton*..........                                              -0-
 Terrill J. Horton*..........                                              -0-
 Francine I. Neff*...........                                            5,270
 Scott J. Stone*.............                                              -0-
                                                                     ---------
 Current directors who are
  not executive officers, as
  a group....................                                          577,323
 Each other person who has
  received awards for more
  than five percent of the
  shares under the Stock
  Incentive Plan:
 William K. Peck.............                                          436,817
                                                                     ---------
 All employees, including
  current officers who are
  not executive officers, as
  a group....................                                        6,676,299

--------
*  Nominee for election as a director.

Copy of Plan

   Stockholders entitled to vote at the Annual Meeting may obtain a copy of the Stock Incentive Plan upon request to the Company, Attention: Assistant to the Corporate Counsel, 1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006,
(817) 856-8200, ext. 1046.

   THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL TO AMEND THE COMPANY'S STOCK INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE THEREUNDER AND RECOMMENDS VOTING "FOR" THE ADOPTION OF THE PROPOSAL.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Management

   The following table shows the beneficial ownership of the Company's Common Stock as of November 30, 2000 by (1) all directors and nominees for director of the Company, (2) all executive officers and former executive officers named in the Summary Compensation Table under "EXECUTIVE COMPENSATION" and (3) all directors and executive officers of the Company as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.

                                               Amount and Nature of Common Stock
                                                      Beneficially Owned
                                               ---------------------------------
                                                  Number of Shares    Percent of
           Name of Beneficial Owner            Beneficially Owned (1)  Class (2)
           ------------------------            ---------------------- ----------
Donald R. Horton..............................        9,079,693(3)      13.45%
Bradley S. Anderson...........................            8,788             *
Richard Beckwitt..............................          256,318             *
Stacey H. Dwyer...............................           15,563             *
Samuel R. Fuller..............................           14,378             *
Richard I. Galland............................            5,357             *
Richard L. Horton.............................          657,063             *
Terrill J. Horton.............................        4,068,321(4)       6.03%
Francine I. Neff..............................            3,665             *
Scott J. Stone................................            3,326             *
Donald J. Tomnitz.............................          211,706(5)          *
All directors and named executive
 officers as a group (11 persons).............       14,324,178(6)      21.06%

--------
*  Less than 1%
(1) Beneficial ownership includes the following shares which the executive officers and directors could acquire by exercising stock options on, or within 60 days after, November 30, 2000: Mr. Anderson--5,518, Mr. Beckwitt--256,318, Ms. Dwyer--15,014, Mr. Fuller--11,291, Mr. Galland--
    3,270, Ms. Neff--1,090 and Mr. Tomnitz--203,712. These shares are an aggregate of 496,213 option shares.
(2) The percentages are calculated on the basis of the amount of outstanding shares, excluding shares held by the Company.
(3) These shares do not include an aggregate of 521,651 shares owned by Mr. Horton's adult children. Mr. Horton disclaims any beneficial interest in these shares. Mr. Horton's address is D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006.
(4) These shares include 1,081,304 shares owned by Terrill J. Horton and an aggregate of 2,987,017 shares, consisting of 450,446 shares owned by the Donald Ray Horton Trust, 410,813 shares owned by the Martha Elizabeth Horton Trust, and 1,062,879 shares owned by each of the Donald Ryan Horton Trust and the Douglas Reagan Horton Trust. Terrill J. Horton serves as the sole trustee for each of the foregoing trusts. The trusts were established by Donald R. Horton and his spouse for the benefit of their descendants. Terrill J. Horton's address is 100 West Southlake Blvd. #142-100, Southlake, Texas 76092.
(5) These shares do not include 6,177 shares owned by an IRA for the benefit of Mr. Tomnitz's spouse. Mr. Tomnitz disclaims any beneficial interest in these shares.
(6) These shares are 20.48% of the total shares outstanding, without including the option shares, in footnote (1), in the calculation.

Certain Other Beneficial Owners

   Based on filings made under the Exchange Act as of November 30, 1999, the only other known beneficial owners of more than 5% of the Company's Common Stock were as follows:

                                                Shares Beneficially Owned
                                                --------------------------------
     Name and Address of Beneficial Owner          Number            Percent
     ------------------------------------       ---------------    -------------
FMR Corp.......................................       3,761,016(1)        5.57%
82 Devonshire Street
Boston, Massachusetts 02109
Neuberger Berman, LLC
Neuberger Berman, Inc..........................       3,402,049(2)        5.04%
605 Third Avenue
New York, New York 10158-3689

--------
(1) Based solely upon information contained in the Schedule 13G of FMR Corp., filed with the Securities and Exchange Commission (the "SEC") with respect to the Common Stock owned as of April 25, 2000. According to this Schedule 13G, 40,600 of these shares are owned with sole power to vote or direct the vote, and 3,091,716 of these shares are owned with sole power to dispose of the shares.
(2) Based solely upon information contained in the Schedule 13G of Neuberger Berman, LLC, filed with the SEC with respect to the Common Stock owned as of December 25, 1999. According to this Schedule 13G, 2,338,199 of these shares are owned with shared power to vote or direct the vote, and all of these shares are owned with sole power to dispose of the shares.

                    [Remainder of page intentionally blank.]

                             EXECUTIVE COMPENSATION

   The following tables show, with respect to the Chief Executive Officer, the other executive officers and a former executive officer of the Company, all plan and non-plan compensation awarded, earned or paid for all services rendered in all capacities to the Company and its subsidiaries during the periods indicated.

                           Summary Compensation Table

                                                                       Long Term Compensation
                                                                    -----------------------------
                                        Annual Compensation                Awards         Payouts
                                 ---------------------------------- --------------------- -------
                                                                                 Shares
                                                                    Restricted Underlying
        Name and          Fiscal                     Other Annual     Stock     Options/   LTIP    All Other
   Principal Position      Year   Salary    Bonus   Compensation(1)   Awards      SARs    Payouts Compensation
------------------------  ------ -------- --------- --------------- ---------- ---------- ------- ------------
Donald R. Horton........   2000  $320,000 $ 850,367     $2,030          --           --      --     $44,907(3)
Chairman of Board and
 Director                  1999   235,000 1,611,600         --          --           --      --      35,264(4)
                           1998   235,000   540,000         --          --           --      --      33,900(5)
Donald J. Tomnitz.......   2000  $250,000 $ 680,292     $1,428          --           --      --     $35,860(3)
Vice Chairman of the
 Board,                    1999   185,000 1,134,000         --          --           --      --      28,397(4)
President, CEO and
 Director                  1998   185,000   380,000         --          --      103,550      --      28,752(5)
Richard Beckwitt........   2000  $114,583 $ 311,800     $1,559          --           --      --     $ 8,756(3)
Director (2)               1999   185,000 1,134,000         --          --           --      --      28,877(4)
                           1998   185,000   380,000         --          --       81,750      --      29,072(5)
Samuel R. Fuller........   2000  $159,583 $ 141,000     $  385          --           --      --     $24,733(3)
Executive Vice
 President,
Treasurer, CFO and
 Director
Stacey H. Dwyer.........   2000  $102,000 $  10,000         --          --           --      --     $ 3,360(3)
Executive Vice President

--------
(1) Reimbursement of payroll taxes on credits to the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 2 ("SERP 2") in prior fiscal years.
(2) During the 2000 fiscal year, Mr. Beckwitt was President of the Company. On March 15, 2000, he resigned from this position, but he remains a director of the Company. See "Transactions with Management" below.
(3) These amounts represent (a) credits made by the Company of $32,000, $25,000 and $17,000 to the respective accounts of Messrs. Horton, Tomnitz and Fuller under SERP 2, (b) the above-market portion of earnings of $6,607, $4,560, $2,456 and $1,070 to the respective accounts of Messrs. Horton, Tomnitz, Beckwitt and Fuller under SERP 2, (c) matching contributions by the Company of $5,100 to the accounts of each of Messrs. Horton, Tomnitz and Beckwitt and $6,063 and $3,360 to the respective accounts of Mr. Fuller and Ms. Dwyer under the D.R. Horton, Inc. Profit Sharing Plus Plan (the "401(k) Plan"), and (d) group health plan premiums of $1,200 paid by the Company for the benefit of each of Messrs. Horton, Tomnitz and Beckwitt and $600 for Mr. Fuller.
(4) These amounts represent (a) credits made by the Company of $23,500, $18,500 and $18,500 to the respective accounts of Messrs. Horton, Tomnitz and Beckwitt under the SERP 2, (b) the above-market portion of earnings of $5,764, $3,897 and $4,377 to the respective accounts of Messrs. Horton, Tomnitz and Beckwitt under SERP 2, (c) matching contributions by the Company of $4,800 to the accounts of each of Messrs. Horton, Tomnitz and Beckwitt under the 401(k) Plan, and (d) group health plan premiums of $1,200 paid by the Company for the benefit of each of Messrs. Horton, Tomnitz and Beckwitt.
(5) These amounts represent (a) credits made by the Company of $23,500, $18,500 and $18,500 to the respective accounts of Messrs. Horton, Tomnitz and Beckwitt under SERP 2, (b) the above-market portion of earnings of $3,200, $2,092 and $2,412 to the respective accounts of Messrs. Horton, Tomnitz and Beckwitt under SERP 2, (c) matching contributions by the Company of $4,800 to the accounts of each of Messrs. Horton, Tomnitz and Beckwitt under the 401(k) Plan, and (d) group health plan premiums of $2,400 paid by the Company for the benefit of Mr. Horton, and $3,360 for the benefit of each of Messrs. Tomnitz and Beckwitt.

                     Option/SAR Grants in Last Fiscal Year

   No stock options or stock appreciation rights were granted to the executive officers of the Company during the past fiscal year.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                  Number of Shares
                                                     Underlying
                                                     Unexercised
                                                   Options/SARs at  Value of Unexercised In-
                                                   Fiscal Year-End  the-Money Options/SARs at
                                                         (1)           Fiscal Year-End (1)
                                                  ----------------- -------------------------
                         Shares Acquired  Value     Exercisable/
          Name             on Exercise   Realized   Unexercisable   Exercisable/Unexercisable
          ----           --------------- -------- ----------------- -------------------------
Donald R. Horton........        --          --           --                    --
Donald J. Tomnitz.......        --          --    193,315 / 222,644  $1,901,610 / 1,164,645
Richard Beckwitt........        --          --    256,318 / 246,535  $2,601,433 / 1,827,497
Samuel R. Fuller........        --          --     10,524 /  26,838  $   59,054 /   110,272
Stacey H. Dwyer.........        --          --     13,701 /  26,835  $   88,133 /   116,086

--------
(1) These shares are covered by non-qualified stock options granted under the Stock Incentive Plan. The amounts are adjusted pursuant to the antidilution provisions of the Stock Incentive Plan to reflect the effects of various stock dividends. Each of the options vests over a period of time (generally
    9.75 years), but each option becomes fully exercisable upon a change of control of the Company, or upon the death or disability of the optionee.

Compensation of Directors

   Bradley S. Anderson, Richard I. Galland and Francine I. Neff, the "non-employee" or "outside" directors of the Company, each received a fee of $25,000 for the past fiscal year for all services performed as a director. No additional fees are paid for participation on any committee of the Board. Directors coming to meetings from outside the Dallas-Fort Worth area received reimbursement for expenses incurred to attend Board and committee meetings.

   No director of the Company who is also an employee, or former employee, of the Company received any additional compensation for serving as a director of the Company; however, the Company paid the participant's portion of premiums pursuant to the Company's major medical plan for eight directors of the Company. The amount of such premiums paid by the Company during fiscal year 2000 was a total of $9,000, consisting of $100 per month for each of the directors receiving this benefit.

Transactions with Management

   The Company has agreed to indemnify each of its directors to provide them with the maximum indemnification allowed under its certificate of incorporation and applicable law with respect to their positions as officers or directors of the Company and its subsidiaries.

   On the effective date of the merger between the Company and Continental Homes Holding Corp., Bradley S. Anderson, a former director of Continental, was elected a director of the Company. In connection with the merger, the Company agreed to indemnify Mr. Anderson, along with the other former Continental directors, and continue directors' and officers' liability insurance in connection with their prior service as directors or executive officers of Continental.

   In March 2000, Richard Beckwitt resigned from his position as President of the Company, as well as from the other positions with the Company and its subsidiaries then held by him, but he remained a director of the

Company. In connection with his resignation as an employee of the Company and its subsidiaries, the Company and Mr. Beckwitt amended his stock option agreements to provide that such options would not terminate upon the ending of his employment but rather that such options would terminate if Mr. Beckwitt were no longer a director of the Company. For more information regarding Mr. Beckwitt's options, see the table above entitled, "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values." In addition, the Company and Mr. Beckwitt entered into a letter agreement providing for the payment of a bonus prorated as of his resignation as an officer and employee of the Company, as generally provided in the bonus plan applicable to Mr. Beckwitt. See "Summary Compensation Table" above.

   Mr. Beckwitt resigned as an officer and employee of the Company in connection with the Company's formation of Encore Venture Partners II (Texas), L.P. ("Encore"), a Company affiliate which, together with Encore Venture Partners, L.P. and Encore Venture Partners II (California), L.P., invests in technology start-up and emerging growth companies. Mr. Beckwitt beneficially owns EVP Capital, L.P., a general partner of Encore and he is also a limited partner of Encore. Pursuant to Encore's limited partnership agreement, partnership overhead expenses are borne by a limited partner owned by the Company, and EVP Capital, L.P. is paid an annual management fee, currently equal to 2.5% of the capital committed to Encore, not to exceed $1.25 million. For the year ended September 30, 2000, such management fee equaled approximately $677,000. In addition, EVP Capital, L.P. is entitled to 5% of the net profits of Encore after payment of a 10% preferred return on the capital contributed by the other partners. Mr. Beckwitt, as a limited partner, is committed to contribute approximately 0.2% of the capital of Encore. As of September 30, 2000, Encore had made investments totaling approximately $6.7 Million.

Compensation Committee Interlocks and Insider Participation

   During the 2000 fiscal year, the Company's Compensation Committee was composed of Mr. Richard I. Galland, Ms. Francine I. Neff and Mr. Bradley S. Anderson. At the beginning of the 2000 fiscal year, the Compensation Committee set the base salaries and performance-based bonus goals of the persons who were executive officers at that time--Messrs. Donald Horton, Tomnitz and Beckwitt. Mr. Fuller and Ms. Dwyer became executive officers later during the year. Therefore their salaries, which were set at the beginning of the fiscal year when they were not executive officers, were established by the Executive Committee, which at that time was composed of Donald R. Horton, Chairman of the Board; Donald J. Tomnitz, Vice Chairman and Chief Executive Officer; and Richard Beckwitt, President of the Company. Bonuses and salary increases for Mr. Fuller and Ms. Dwyer were awarded later in the year by Messrs. Donald Horton and Tomnitz, that is, the Executive Committee with Mr. Fuller abstaining.

Committee Report on Executive Compensation

   General. The Company has undertaken to formulate a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide long-term incentives that are based on performance. The Company also has attempted to develop an executive compensation policy that will serve to align the interests of the Company, its executive officers and its stockholders. The primary components of executive compensation consist of:

  .  Base salaries.

  .  Cash bonus payments.

  . D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 1 ("SERP 1") and SERP 2 (collectively, the "SERPs").

  .  Stock options.

Through its current executive compensation policy, the Company has made a substantial portion of the compensation an executive officer has the opportunity to earn consist of bonus and stock option incentives.

   Base Salaries. Base salaries for the Company's executive officers for the 2000 fiscal year were based on each executive officer's experience level, level of responsibility, contributions made and potential for significant contributions to the Company's success and stockholder value, and the Company's historical levels of base compensation for executive officers. No quantitative relative weights were assigned to any of these factors.

   Bonus Payments. The 2000 compensation for executive officers provided each of the Company's executive officers the opportunity to earn substantial bonuses in addition to his or her 2000 annual base salary. See "Summary Compensation Table" above.

   Pursuant to the D.R. Horton, Inc. 2000 Incentive Bonus Plan ("Incentive Bonus Plan"), Messrs. Donald Horton, Tomnitz and Beckwitt each received incentive bonus payments based upon the achievement of some or all of the Company's performance goals with regard to the following: homebuilding gross profit margin; homebuilding selling, general and administrative expense as a percent of revenue; consolidated growth of revenues over the prior year; consolidated net earnings; consolidated return on operating assets; and consolidated return on equity. These goals were set by the Compensation Committee and approved by the Board of Directors at the beginning of the fiscal year. During the fiscal year, the Company achieved 45.8% of such performance goals. This performance made Messrs. Donald Horton, Tomnitz and Beckwitt eligible to receive $850,367, $680,292 and $311,800, respectively, under the plan. These 2000 bonus payments were approved by the Compensation Committee and ratified by the Board of Directors.

   The Executive Committee, with Mr. Fuller not participating, awarded discretionary bonuses to Mr. Fuller and Ms. Dwyer. See the "Summary Compensation Table" above. In determining the discretionary bonuses awarded to Mr. Fuller and Ms. Dwyer, the Executive Committee (with Mr. Fuller not participating) reviewed, and the Compensation Committee in approving the bonuses to the other executive officers also reviewed, the following factors:

  . The financial and operating performance of the Company as compared to fiscal 1999.

  . The financial and operating performance of the Company as compared to the Company's business plan.

  . All other actions and activities by each executive officer to maximize shareholder value.

No quantitative relative weights were assigned to any of the factors.

   SERPs. The SERPs were adopted by the Company in 1994 to permit eligible participants, which include executive officers, regional vice presidents, division managers and other selected employees, to defer income and establish a source of funds payable upon retirement, death or disability. Individual agreements under the SERPs were adopted and approved by the Compensation Committee and ratified by the Board of Directors. SERP 1 permits participants voluntarily to defer receipt of compensation from the Company. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of SERP 1. Pursuant to SERP 2, the Company has established a liability to each participant equal to 10% of the participant's 2000 base salary. Earnings on this liability accrue at a rate established from time to time by the administrators of SERP 2.

   Chief Executive Officer 2000 Compensation. Donald J. Tomnitz's compensation for the Company's 2000 fiscal year consisted of an annual base salary, bonuses and participation in the Stock Incentive Plan and the SERPs. This compensation was set on the basis of the Company's executive compensation policy and the factors described above. See "Summary Compensation Table" above.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation over $1 million paid for any fiscal year to the corporation's chief executive officer and the other executive officers as of the end of any fiscal year who are disclosed in the Summary Compensation Table in this proxy statement. However, the statute exempts qualifying performance-based compensation if certain requirements are met. Early in fiscal year 2000, the Compensation Committee adopted, and the stockholders approved, the D.R. Horton, Inc. 2000 Incentive Bonus Plan. The Company intends for awards to its executive officers under the bonus plan to qualify for the performance-based compensation exemption under section 162(m).

   While the Company generally structures its compensation plans to comply with the exemption requirements of section 162(m), corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation to the Company's executive officers in the future as they deem appropriate.

   Executive Committee:                      Compensation Committee:
   Donald R. Horton, Chair                   Richard I. Galland, Chair
   Donald J. Tomnitz                         Francine I. Neff
                                             Bradley S. Anderson

   Stock Option Grants. Grants of stock options under the Stock Incentive Plan were administered by the Compensation Committee. The Company believes that stock options provide an important long-term incentive to executive officers and align the interests of the Company, its executive officers and its stockholders by creating a direct link between executive compensation and long-term Company performance. The stock options granted to executive officers in prior fiscal years have an exercise price of not less than the fair market value of the Common Stock on the date of grant and a vesting schedule that generally extends over 9.75 years. All other terms of stock option grants are established by the Compensation Committee, subject to the limitations of the Stock Incentive Plan.

   No stock option grants were made to executive officers in fiscal year 2000. See "Option/SAR Grants in Last Fiscal Year" above. In determining not to make stock option grants to executive officers, the Compensation Committee made a subjective evaluation of:

  .  Recommendations of the Chairman of the Board.

  . Number of stock options that previously had been granted to the executive officer pursuant to the Stock Incentive Plan.

  . Number of stock options granted to other participants in the Stock Incentive Plan.

No quantitative relative weights were assigned to any of these factors.

                                             Compensation Committee:

                                             Richard I. Galland, Chair
                                             Francine I. Neff
                                             Bradley S. Anderson

Stock Performance

   The following graph illustrates the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years through September 30, 2000, assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Homebuilding-500 Index (the "S&P Homebuilding-500").

   The Compensation Committee report above, and the graph and the related disclosure contained in this section of the Proxy Statement, will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the report or graph by reference. The graph and related disclosure are presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The graph and related disclosure in no way reflect the Company's forecast of future financial performance.



                                    [Graph]

                            ANNUAL RETURN PERCENTAGE
                                  Years Ending

           Company/Index            Sept. 96 Sept. 97 Sept. 98 Sept. 99 Sept. 00
           -------------            -------- -------- -------- -------- --------
D.R. Horton, Inc...................  -2.05    62.36     2.07    -18.57   46.44
S&P 500............................  20.33    40.45     9.05     27.80   13.28
S&P Homebuilding-500(1)............   3.36    49.39    12.07    -16.03   25.94

                                INDEXED RETURNS
                                  Years Ending

                                 Base Period Sept.  Sept.  Sept.  Sept.  Sept.
         Company/Index            Sept. 95     96     97     98     99     00
         -------------           ----------- ------ ------ ------ ------ ------
D.R. Horton, Inc................     100      97.95 159.03 162.32 132.18 193.57
S&P 500.........................     100     120.33 169.00 184.29 235.53 266.82
S&P Homebuilding-500(1).........     100     103.36 154.41 173.05 145.31 183.00

--------
(1) The S&P Homebuilding-500 Index includes the following: Centex Corporation, Kaufman and Broad Home Corporation and Pulte Corporation.

                      MEETINGS AND COMMITTEES OF THE BOARD

   During fiscal year 2000, the Board of Directors held four meetings and acted twice by written consent. No director attended fewer than 75 percent of the number of meetings of the Board and of the committees on which he or she served during fiscal year 2000, except that Mr. Stone missed two Board meetings. The Board of Directors has appointed three standing committees: an Executive Committee, a Compensation Committee and an Audit Committee. There is no standing nominating committee.

   The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of the Company, which by law may be delegated to it by the Board of Directors. The Executive Committee acted 54 times by written consent during fiscal year 2000. The Executive Committee is composed of Messrs. Donald Horton, Tomnitz and Fuller.

   The Compensation Committee is empowered to:

  . Recommend to the Board the compensation to be paid to the executive officers of the Company and its subsidiaries and other affiliates.

  . Investigate and recommend to the Board employee benefit plans deemed appropriate for the employees of the Company and its subsidiaries and other affiliates.

  . Supervise the administration of employee benefit plans adopted by the Company and its subsidiaries and other affiliates (including the Stock Incentive Plan and the Incentive Bonus Plan).

  . Perform such other functions and undertake such investigations as the Board shall from time to time direct.

The Compensation Committee met three times and acted once by written consent during fiscal year 2000. The Compensation Committee is composed of the outside directors, Ms. Neff and Messrs. Galland and Anderson.

Audit Committee Report

   The Audit Committee of the Board of Directors is currently comprised of three of the Company's directors, Mr. Galland, Ms. Neff and Mr. Anderson. Each member of the Audit Committee is "independent" as defined under the New York Stock Exchange's listing standards. The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board of Directors and is attached to this Proxy Statement as Appendix A. According to the Audit Committee Charter, the Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

  . Monitor the independence and performance of the Company's independent auditors.

  . Provide an avenue of communications among the independent auditors, management and the Board of Directors.

   The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended September 30, 2000. Further, the Audit Committee has discussed, with the Company's independent auditor, the matters required to be discussed by Auditing Standards Board Statement on Auditing Standards No. 61, as amended. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the Independence Standards Board Independence Standard No. 1, as amended, and has discussed the auditor's independence with the auditor.

   Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000. Further, the Audit Committee recommended that the Board of Directors engage Ernst & Young LLP as the Company's independent auditor for the fiscal year ending September 30, 2001. The Audit Committee met twice and acted once by written consent during fiscal year 2000.

                                          Audit Committee:

                                          Richard I. Galland, Chair
                                          Francine I. Neff
                                          Bradley S. Anderson

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended September 30, 2000, except that when Mr. Fuller became interim chief financial officer, his initial statement of ownership was filed late, and one late report was filed with respect to a purchase by Mr. Galland.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP served as the Company's independent certified public accountants for the fiscal year ended September 30, 2000, and has been engaged to continue to serve through the 2001 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

   Any stockholder who intends to present a proposal for action at the Company's 2002 Annual Meeting of Stockholders and to have the Company include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to the Company not later than August 15, 2001. In addition, the Bylaws of the Company provide that only stockholder proposals submitted in a timely manner to the Secretary of the Company may be acted upon at an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 calendar days prior to the date of the originally scheduled meeting. However, if less than 40 calendar days' notice or prior public disclosure of the date of the scheduled meeting is given by the Company, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

                                 OTHER MATTERS

   Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment.

   You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

                                          By Order of the Board of Directors,
                                          Paul W. Buchschacher
                                          Vice President and Assistant
                                          Secretary

Arlington, Texas
December 13, 2000

                                                                      APPENDIX A

                               D.R. HORTON, INC.
            Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  A. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting;

  B. Monitor the independence and performance of the Company's independent auditors; and

  C. Provide an avenue of communications among the independent auditors, management and the Board of Directors.

II. Audit Committee Composition and Meetings

   Audit Committee members shall meet the requirements of the New York Stock Exchange ("NYSE"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by the NYSE), nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall be financially literate, have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise.

   Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, if the independent auditors have matters they believe warrant such communication, the Committee, or at least its Chair, should communicate with management and the independent auditors to review the Company's quarterly financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

 Review Procedures

   The Audit Committee shall:

  A. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

  B. Review the Company's annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

  C. In consultation with management and the independent auditors, consider the integrity and effectiveness of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings, if any, prepared by the independent auditors, in conjunction with their reviews and evaluations of control processes, together with management's responses to such findings.

  D. Discuss with the independent auditors any items relating to their quarterly reviews of the Company's interim financial statements that are required to be communicated to the Committee by the independent auditors in accordance with Generally Accepted Auditing Standards ("GAAS"). Such discussions shall be scheduled and conducted at the request of the independent auditors. The Chair of the Committee may represent the entire Audit Committee for purposes of such discussions.

 Independent Auditors

  E. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  F. The Audit Committee shall review the fees and other significant compensation to be paid to the independent auditors. Such fees and compensation shall include those for significant management consulting engagements and any other significant studies undertaken at the request of management that are beyond the scope of the audit engagement letter.

  G. On an annual basis, the Committee should obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company; and the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair their objectivity and independence.

  H. The Audit Committee shall review the independent auditors annual engagement letter and audit plan--discussing scope, staffing, locations, reliance upon management and the general audit approach.

  I. Prior to the release of year-end earnings, the Audit Committee shall discuss the results of the audit with the independent auditors. In addition, the Audit Committee shall discuss certain matters required to be communicated to audit committees in accordance with GAAS.

  J. The Audit Committee shall consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting and the clarity of disclosures in the financial statements.

 Legal Compliance

  K. On at least an annual basis, the Audit Committee shall review with the Company's senior in-house counsel any legal matters that could have a significant impact on the organization's financial statements and the Company's compliance with applicable laws and regulations. Such review shall include any significant inquiries received from regulators or other governmental agencies with jurisdiction over the Company's activities.

 Other Audit Committee Responsibilities

  L. The Audit Committee shall prepare an annual report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement and should indicate that the Committee has: (a) reviewed and discussed the audited financial statements with management;
     (b) discussed with the independent auditors the matters required to be discussed by GAAS; (c) received certain disclosures from the auditors regarding their independence and discussed with the independent auditors their independence; and, (d) based upon the results thereof, recommended to the Board of Directors that the audited financial statements be included in the annual report filed with the SEC.

  M. The Audit Committee shall perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

  N. The Audit Committee shall maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                               D.R. HORTON, INC.

                           1991 STOCK INCENTIVE PLAN
                  (As amended and restated November 9, 2000)

         1.       Purpose.  The purpose of this Plan is to attract and retain
                  -------
directors, officers, key employees and other agents and consultants for D.R. Horton, Inc. (the "Company") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

         2.       Definitions.  As used in this Plan,
                  -----------
                  "Appreciation Right" means a right granted pursuant to Paragraph 5 of this Plan.

                  "Award" means an Appreciation Right, an Option Right, an award of Performance Shares, a Performance Unit or an award of Restricted Stock.

                  "Board" means the Board of Directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Committee" means the committee to which the Board has delegated its authority to administer this Plan pursuant to Paragraph 13 of this Plan.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 10 of this Plan.

                  "Company Security" means any security (as that term is defined in Section 2(1) of the Securities Act of 1933) of the Company other than Common Stock.

                  "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "Fair Market Value" means the value of any Company Security as determined by the Board in its sole discretion as of the date of any such determination.

                  "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

                  "Management Objectives" means the objectives, if any, established by the Board that are to be achieved with respect to an

          Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in other terms, and which shall relate to the Performance Period determined by the Board. The Board may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the Board, events or transactions have occurred which are unrelated to the performance of the Participant and result in a distortion of the Management Objectives or such minimum acceptable level of achievement.

                  "Market Value per Share" means, at any date, the average of the inside bid and asked price of the Common Stock at the close of trading on that date in the principal market in which the Common Stock is traded, or, if no market for the Common Stock exists, the price determined by the Board in its sole discretion at the time of any such determination.

                  "Option Price" means the price per share payable on exercise of an Option Right.

                  "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4 of this Plan.

                  "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time a director, officer, key employee, consultant or agent of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacity within 90 days of the Date of Grant. Notwithstanding the foregoing, no non-employee director of the Company shall be eligible to receive any benefit under this Plan if he or she would thereby cease to be a "non-employee director" as that term is defined in Rule 16b-3.

                  "Performance Period" means, in respect of an Award, a period of time established by the Board within which the Management Objectives relating to such Award are to be achieved.

                  "Performance Shares" means shares of Common Stock granted pursuant to Paragraph 8 of this Plan.

                  "Performance Unit" means a unit of specified dollar amount established by the Board and awarded pursuant to Paragraph 7 of this Plan.

                  "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to therein has expired.

                  "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

                  "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over (a) the Option Price provided for in the related Option Right or (b) if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

                  "Subsidiary" means any corporation, trust, joint venture, partnership or other unincorporated entity in which, at the time, the Company owns or controls, directly or indirectly, (i) in the case of a corporation, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation, or (ii) in the case of a trust, joint venture, partnership or other unincorporated entity, not less than 50% of the beneficial interest of such entity.

         3. Shares Available Under Plan. The shares of Common Stock and any other Company Security which may be (a) sold upon the exercise of Option Rights,
(b) delivered upon the exercise of Appreciation Rights, (c) granted or sold as Restricted Stock and released from substantial risks of forfeiture and restrictions on transfer thereof or (d) delivered in payment of any Performance Units or as Performance Shares (or in lieu thereof), shall not exceed in the aggregate 7,419,273 shares, subject to adjustment as provided in Paragraph 10 of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights, there shall be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or the related Option Rights, regardless of whether such Appreciation Rights were paid in cash, Company Securities or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights or Appreciation Rights or are awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan.

         4.       Option Rights.  The Board may, from time to time and upon such
                  -------------
terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

                  (b) Each grant shall specify the Option Price, which shall not be less than 50% of the Market Value per Share on the Date of Grant.

                  (c) Each grant shall specify that the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock having an aggregate Market Value per Share at the time of exercise equal to the aggregate Option Price or (iii) by a combination of such methods of payment. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on the exercise date of some or all of the shares to which such exercise relates.

                  (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

                  (e) Each grant shall specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or the Management Objectives to be achieved before the Option Rights or installments thereof will become exercisable.

                  (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

                  (g) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Code,
         (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

                  (h) No Option Right shall be exercisable more than ten years from the Date of Grant.

                  (i) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Board may approve.

         5. Appreciation Rights. The Board may also authorize the granting to any Participant of Appreciation Rights. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right shall be a right of the Participant who has been granted such Award to receive from the Company upon exercise an amount which shall be determined by the Board at the Date of Grant and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with an Option Right may be exercised only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) Each grant shall state whether it is made in tandem with Option Rights and, if not made in tandem with any Option Rights, shall specify the number of shares of Common Stock in respect of which it is made.

                  (b) Each grant made in tandem with Option Rights shall specify the Option Price and each grant not made in tandem with Option Rights shall specify the Grant Price, which in either case shall not be less than 50% of the Market Value per Share on the Date of Grant.

                  (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread, (iii) Company Securities having an aggregate Fair Market Value equal to the Spread or (iv) any combination thereof, as determined by the Board in its sole discretion at the time of payment.

                  (d) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise and valuing Company Securities for this purpose at their Fair Market Value at the date of exercise) may not exceed a maximum specified by the Board at the Date of Grant.

                  (e) Each grant shall specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and shall provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Option Rights, when the related Option Right is also exercisable.

                  (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

                  (g) Each grant of an Appreciation Right shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which notification shall describe such Appreciation Right, identify any Option Right granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

         6.       Restricted Stock.  The Board may also authorize the granting
                  ----------------
         or sale to Participants of Restricted Stock. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

                  (c) Each such grant or sale shall provide that the shares of Restricted Stock covered by such grant or sale shall be subject, for a period to be determined by the Board at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder.

                  (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in a manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limiting the generality of the foregoing, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

                  (e) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

         7.       Performance Units.  The Board may also authorize the granting
                  -----------------
of Performance Units which will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) Each grant shall specify the number of Performance Units to which it pertains.

                  (b) Each grant shall specify the Management Objectives that are to be achieved by the Participant.

                  (c) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of the payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

                  (d) Each grant shall specify the time and manner of payment of Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable, (iii) Company Securities having an aggregate Fair Market Value equal to the aggregate value of the Performance Units which have become payable or (iv) any combination thereof, as determined by the Board in its sole discretion at the time of payment.

                  (e) Each grant of a Performance Unit shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which notification shall describe the Performance Units, state that such Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

         8.       Performance Shares.  The Board may also authorize the granting
                  ------------------
to Participants of Performance Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) Each grant shall specify the number of Performance Shares to which it pertains.

                  (b) Each grant shall specify the Management Objectives that are to be achieved by the Participant.

                  (c) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no delivery of Performance Shares will occur and may set forth a formula or other method for determining the number of Performance Shares to be delivered if performance is at or above such minimum but short of full achievement of the Management Objectives.

                  (d) Each grant shall specify the time and manner of delivery of Performance Shares which have been earned, provided that in lieu of the delivery of all or any Performance Shares, the Participant may receive (i) cash in an amount equal to the aggregate Market Value per Share of the Performance Shares, (ii) Company Securities having an aggregate Fair Market Value equal to the aggregate Market Value per Share of the Performance Shares or (iii) any combination thereof, as determined by the Board in its sole discretion at the time of payment.

                  (e) Each grant of Performance Shares shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which notification shall state that such Performance Shares are subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

         9. Transferability. No Option Right, Appreciation Right, Performance Unit that has not become payable or Performance Share that has not been delivered shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights or Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

         10. Adjustments. The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 of this Plan, in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, awards of Restricted Stock, awards of Performance Units and awards of Performance Shares granted hereunder, and/or in the Option Price or Grant Price applicable to such Option Rights and Appreciation Rights, as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of

Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

         11.      Fractional Shares.  The Company shall not be required to issue
                  -----------------
any fractional share of Common Stock or of any Company Security pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

         12. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements in the discretion of the Board may include relinquishment of a portion of such benefit.

         13. Administration of the Plan. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of not less than two non-employee directors appointed by the Board, each of whom shall be a "non- employee director" within the meaning of Rule 16b-3 (the "Committee"). To the extent of such delegation, references herein to the "Board" shall include the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

                  (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board or the Committee shall be liable for any such action or determination made in good faith.

                  (c) Notwithstanding any other provision of this Plan, this Plan may be administered by the Chairman of the Board of the Company with respect to matters relating solely to Participants who are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and any references to the "Board" or the "Committee", as the case may be, shall include the Chairman of the Board; provided, however, that no such authority shall be deemed to have been granted hereunder to the extent that any such grant shall cause the disqualification of this Plan from reliance on the exemption provided by Rule 16b-3.

         14.      Amendments, Etc.  (a)  This Plan may be amended from time to
                  ----------------
time by the Board but may not be amended by the Board without further approval by the stockholders of the Company if such amendment would result in this Plan no longer satisfying the requirements of Rule 16b-3.

                  (b) The Board may, with the concurrence of the affected Participant, cancel any agreement evidencing any Award granted under this Plan. In the event of such cancellation, the Board may authorize the granting of new Awards (which may or may not cover the same number of shares or units which had been the subject of the prior Award) in such manner, at such price and subject to the same terms, conditions and discretions as would have been applicable under this Plan had the canceled Awards not been granted.

                  (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Company or a Subsidiary of an Optionee who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units which have not become fully payable or any Performance Shares that have not been delivered, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units will be deemed to have become fully payable or Performance Shares will be delivered.

                  (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                                     PROXY
                               D.R. HORTON, INC.
            1901 Ascension Blvd., Suite 100, Arlington, Texas 76006
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates, constitutes and appoints Donald R. Horton, Donald J. Tomnitz and Samuel R. Fuller, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the "Company"), held of record by the undersigned at the close of business on November 30, 2000, at the Annual Meeting of Stockholders to be held on January 25, 2001, or any adjournment thereof.


                     PLEASE SIGN AND DATE ON REVERSE SIDE.

--------------------------------------------------------------------------------


A |X| Please mark your votes as in this example.



1. ELECTION                  FOR all nominees            WITHHOLD AUTHORITY
   OF                        listed below (except        to vote for all
   DIRECTORS                 as marked to the            nominees listed
                             contrary below              below
                                    [ ]                          [ ]

      Nominees: Donald R. Horton, Bradley S. Anderson, Richard Beckwitt, Samuel R. Fuller, Richard I. Galland, Richard L. Horton, Terrill J. Horton,
            Francine I. Neff, Scott J. Stone, and Donald J. Tomnitz

    (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


--------------------------------------------
                                                FOR        AGAINST       ABSTAIN
2. Amendment and restatement of the D.R.        [ ]          [ ]           [ ]
   Horton, Inc. 1991 Stock Incentive Plan,
   to increase the number of shares of
   Common Stock, $.01 par value, available
   for issuance by one million shares.


3. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND FOR THE INCREASE TO THE PLAN. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE INCREASE TO THE PLAN.

     The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING
                            THE ENCLOSED ENVELOPE.


-------------------------  -------------------------  -------------------------
    (Signature)                  (Signature)              (Dated)




Note: Please sign exactly as names appear herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.